Exhibit 10.1

AUTOSCOPE TECHNOLOGIES CORPORATION

2022 STOCK OPTION AND INCENTIVE PLAN

Effective Date: February 17, 2022

1

table of contents

ARTICLE I. GENERAL

1.1    DEFINITIONS

1.2    PURPOSE

1.3    ADMINISTRATION

1.4    TERM OF THE PLAN

1.5    SHARES TO BE AWARDED

1.6    LIMITATIONS ON AWARDS

1.7    AMENDMENT OR TERMINATION OF THE PLAN

1.8    ADJUSTMENTS UPON CERTAIN EVENTS.

1.9    AGREEMENT AND REPRESENTATIONS OF RECIPIENT

ARTICLE II. OPTIONS

2.1    GRANTING OF OPTIONS

2.2    ELIGIBLE RECIPIENTS

2.3    EXERCISE OF OPTIONS

2.4    SECTION 83(b) ELECTION

2.5    TRANSFERABILITY

2.6    INCENTIVE STOCK OPTIONS

ARTICLE III. OTHER AWARDS

3.1    GRANT

3.2    AWARD AGREEMENT

3.3    STOCK APPRECIATION RIGHTS

3.4    RESTRICTED STOCK

3.5    RESTRICTED STOCK UNITS

3.6    PERFORMANCE AWARDS

3.7    OTHER STOCK GRANTS

3.8    TRANSFERABILITY

ARTICLE IV. ADDITIONAL PROVISIONS

4.1    NO RIGHTS AS SHAREHOLDER

4.2    WITHHOLDING

4.3    RESERVATION OF COMMON STOCK

4.4    ISSUANCE OF SHARES OF COMMON STOCK

4.5    INCOME TAX TREATMENT

4.6    EXCEPTIONS TO TERMINATION OF EMPLOYMENT

4.7    OTHER BENEFITS AND COMPENSATION PROGRAMS

4.8    INTERNATIONAL RECIPIENTS

4.9    NO RIGHT TO CONTINUED EMPLOYMENT, SERVICE AS A DIRECTOR OR AWARDS

4.10    EXPENSES OF PLAN

4.11    RELIANCE ON REPORTS

4.12    STOCK CERTIFICATES

4.13    GENERAL RESTRICTIONS

4.14    SUCCESSORS AND ASSIGNS

4.15    SEVERABILITY

4.16    MINNESOTA LAW

4.17    NO TRUST OR FUND

4.18    APPLICATION OF CODE SECTION 409A

2

AUTOSCOPE TECHNOLOGIES CORPORATION
2022 STOCK OPTION AND INCENTIVE PLAN
_______________________________________________

ARTICLE I.
GENERAL

1.1    DEFINITIONS

As used in this Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan, the following definitions shall apply:

a.                   “Affiliate” means any entity that is (i) a member of a controlled group of corporations (within the meaning of Code Section 414(b)) that includes the Company, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

b.                  “Agreement” means the formal written agreement to be entered into by and between the Company and the Recipient which will contain the specific terms and conditions upon which an Award is granted to a Recipient, as determined by the Board of Directors or the Committee.

c.                   “Award” means an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Performance Award, Other Stock Grant or any combination thereof granted pursuant to the terms of this Plan.  Each Award shall be subject to the terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

d.                  “Board of Directors” or “Board” means the Board of Directors of the Company.

e.                   “Change in Control” means any one or more of the following events occurring after the Effective Date:

(i)                 the purchase or other acquisition by any one person, or more than one person acting as a group, of capital stock of the Company that, together with the Company’s capital stock beneficially owned by such person or group (as the term “beneficial ownership” is defined in Rule 13d-3 under the Exchange Act, constitutes more than 50% of the total combined value or total combined voting power of all classes of capital stock issued by the Company;

3

(ii)               a merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately before the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power of all classes of securities issued by the surviving entity for the election of directors of the surviving corporation;

(iii)            the purchase or other acquisition by any one person, or more than one person acting as a group, of all or substantially all of the assets of the Company during the 12-month period ending on the date of the most recent purchase or other acquisition of such assets by such person or persons;

(iv)             a change in the composition of the Board of Directors at any time during any consecutive 12-month period such that the Incumbent Directors cease for any reason to constitute greater than 50% of the members of the Board;

(v)               the Shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(vi)             any other change of control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

Notwithstanding anything in this Section to the contrary, (i) a reorganization, by any means whatsoever that results in the Shareholders of the Company immediately prior to such transaction continuing to hold, directly or indirectly, a majority of the voting equity securities of the entity surviving such transaction shall not be deemed to be a Change of Control Event, and (ii) a Change in Control shall not occur as the result of a sale or transfer to an employee stock ownership plan, within the meaning of Code Section 4975(e)(7), that is sponsored by the Company.

f.                    “Code” means the Internal Revenue Code of 1986, as amended.

g.                   “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan.  The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b‑3, and each member of the Committee shall be a “Non‑Employee Director.”

h.                  “Common Stock” means the voting common stock, $0.01 par value, of the Company.

4

i.                    “Company” means Autoscope Technologies Corporation, a Minnesota corporation.

j.                    “Director” means a member of the Board, including any Non‑Employee Director.

k.                  “Effective Date” has the meaning set forth at the end of this Plan.

l.                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

m.                “Fair Market Value” means (i) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange, the average of the closing sales prices of the Common Stock on the end of any day on all national securities exchanges on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges on any national securities exchange, and bid and asked prices therefor in the domestic over‑the‑counter market are reported by the National Quotation Bureau, Incorporated (or any comparable reporting service), the average of the closing bid and asked prices on such day as reported by the National Quotation Bureau, Incorporated (or any comparable reporting service), or (iii) if the Common Stock is not listed on any national securities exchange or quoted in the domestic over‑the‑counter market, the fair value of the Common Stock determined by the Committee in good faith in the exercise of its reasonable discretion based upon a reasonable application of a reasonable valuation method within the meaning of Code Section 409A and the applicable treasury regulations or other authority promulgated thereunder.

n.                  “Incentive Stock Option” means an Option that is an option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

o.                   “Incumbent Director” means those members of the Board of Directors who either (i) were members of the Board of Directors on the Effective Date or (ii) were elected or appointed by, or on the nomination or recommendation of, at least a majority of the members of the then-existing Board (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

p.                  “Non‑Employee Director” means any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b‑3.

q.                  “Non‑Statutory Option” means an Option to purchase shares of Common Stock which is not an Incentive Stock Option.

r.                   “Option” means an Award of an Incentive Stock Option or a Non‑Statutory Option.

5

s.                   “Other Stock Grant” means any Award pursuant to Article III below that is subject to restrictions as described therein, including the restrictions contained in Section 3.7 below.

t.                    “Performance Award” means any Award pursuant to Article III below that is subject to restrictions as described therein, including the restrictions contained in Section 3.6 below.

u.                  “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or group basis: revenue, cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share (basic or diluted), margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total shareholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or group performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write‑downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; extraordinary or non‑recurring expenses; amortization of intangible assets; goodwill impairment; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

v.                   “Plan” means this Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan.

w.                 “Recipient” means a holder of an Award granted pursuant to the Plan.

x.                   “Restricted Stock” means an Award of shares of Common Stock pursuant to Article III below that is subject to restrictions as described therein, including the restrictions contained in Section 3.4 below.

y.                   “Restricted Stock Unit” means an Award of the future right to receive shares of Common Stock granted pursuant to Article III below that is subject to restrictions as described therein, including the restrictions contained in Section 3.5 below.

z.                   “Rule 16b‑3” means Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

6

aa.              “Section 162(m)” means Section 162(m) of the Code and the applicable treasury regulations and other authority promulgated thereunder.

bb.             “Securities Act” means the Securities Act of 1933, as amended.

cc.               “Shareholders” means the holders of outstanding shares of the Company’s Common Stock.

dd.             “Stock Appreciation Right” means any Award pursuant to Article III below that is subject to restrictions as described therein, including the restrictions contained in Section 3.3 below.

1.2    PURPOSE

The purpose of the Plan is to promote the growth and general prosperity of the Company and its Affiliates by permitting the Company to grant Awards to employees, officers, members of the Board of Directors, consultants, independent contractors, and other service providers of the Company and its Affiliates, thereby assisting the Company in its efforts to attract and retain the best available persons for positions of substantial responsibility, and to provide employees, officers, members of the Board of Directors, consultants, independent contractors, and other service providers an additional incentive to contribute, by the performance of services, to the future success of the Company and its Affiliates.

1.3    ADMINISTRATION

a.                   Administration by Committee.  Except as otherwise provided for in this Plan, the Plan shall be administered by the Committee.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

b.                  Powers and Duties.  Subject to the provisions of this Plan, the Committee shall have sole authority to do everything necessary or appropriate to administer the Plan, including, without limitation, interpreting the Plan; making any rules and regulations governing the administration of the Plan; selecting the eligible employees, officers, members of the Board of Directors, consultants, independent contractors and other service providers to whom Awards shall be granted; determining the type, amount, size and terms of Awards; determining the time when Awards shall be granted; determining whether any restrictions shall be placed on Common Stock purchased upon exercising an Option; determining whether any specific grants of Awards shall include provisions regarding non‑solicitation, non‑competition, confidentiality and/or “for cause” restrictions and forfeiture provisions; whether such Awards shall be subject to vesting restrictions; interpreting the Plan; and making all other determinations necessary or advisable for the administration of the Plan.  The determinations of the Committee need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan, whether or not such persons are similarly situated.  All decisions, determinations and interpretations of the Committee regarding the Plan shall be final and binding on all Recipients.  The day-to‑day administrative duties for the Plan may be delegated by the Committee to one or more executive officers or other employees of the Company; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Options to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.  All actions authorized to be taken by the Committee under this Plan may as well be taken by any appropriately appointed committee thereof.

7

1.4    TERM OF THE PLAN

The Plan was adopted by the Board of Directors as of the Effective Date.  No Awards shall be granted under the Plan after the earlier of (a) the date on which the Plan is terminated as provided in Section 1.7 hereof, or (b) the tenth (10th) anniversary of the Effective Date.  The expiration of the term of the Plan with respect to any Awards granted under the Plan shall not affect Awards then outstanding which have not yet expired.

1.5    SHARES TO BE AWARDED

The maximum number of shares of Common Stock which may be awarded under the Plan is 500,000 shares of Common Stock, which number of shares is subject to adjustment in the same manner as the number of shares of Common Stock underlying Awards are subject to adjustment pursuant to Section 1.8 of this Plan.  In addition, the number of shares of Common Stock authorized for issuance under the Plan may be increased from time to time by approval of the Board of Directors or the Committee and, if required by the Code or any rules or regulations adopted thereunder, the Shareholders.  Common Stock subject to Awards which terminate or expire prior to exercise by or vesting in a Recipient shall be available for the issuance of future Awards.

1.6    LIMITATIONS ON AWARDS

a.                   Section 162(m) Limitation for Certain Awards. No Recipient may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 150,000 Shares (subject to adjustment as provided in Section 1.8 of the Plan) in the aggregate in any calendar year.

b.                  Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Recipient in the aggregate in any calendar year shall be $500,000 in value, whether payable in cash, Shares or other property.

1.7    AMENDMENT OR TERMINATION OF THE PLAN

a.                   Except as hereinafter provided, and notwithstanding anything to the contrary contained herein, the Board of Directors or Committee may amend the Plan from time to time in such respects as the Board of Directors or Committee may deem advisable, including, without limitation, the right to amend the Plan as to affect Awards already granted.  However, no amendment may be made to the extent that such amendment would (i) violate the applicable rules or regulations of The NASDAQ Stock Market or any other securities exchange applicable to the Company, or (ii) cause any Incentive Stock Options already granted under the Plan to cease to satisfy the requirements for incentive stock options under Code Section 422.

b.                  The Board of Directors or the Committee may at any time terminate the Plan.  Any such termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been terminated.

8

1.8    ADJUSTMENTS UPON CERTAIN EVENTS.

a.                   Anti‑Dilution Adjustments.  Upon any change in the number of outstanding shares of Common Stock of the Company occurring after the Effective Date by reason of any stock dividend, split, reverse split, reclassification, combination, exchange of Common Stock or other similar recapitalization of the Company, there shall be an appropriate adjustment to the number of shares of Common Stock underlying each outstanding Award and, where applicable, to the per share exercise price of the Award so that the Recipient shall then receive for the aggregate price paid by such Recipient on such exercise of an Option or termination of restrictions for any Restricted Stock or Restricted Stock Unit all shares of Common Stock subject to the Award to the same extent prior to such stock dividend, split, reverse split or other similar recapitalization.  No adjustment shall be made under this Section upon the issuance by the Company of any warrants, rights or options to acquire additional Common Stock or of securities convertible into Common Stock unless such warrants, rights, options or convertible securities are issued to all Shareholders on a proportionate basis.

b.                  Change in Control.  Unless otherwise provided by the Committee either in the applicable Award Agreement at the time of grant or at any time after the grant of an Award under the Plan (including pursuant to Section 1.8(c) before the effective date of a Change in Control), in the event of a Change in Control, the following shall occur immediately as of the effective date of such Change in Control with respect to any and all Awards outstanding as of the effective date of such Change in Control:  (i) any and all Awards granted hereunder will be, as nearly as may reasonably be, automatically converted into the same type of Award to acquire the kind and amount of shares of stock or other securities or property (including cash) which the Recipient would have owned or have been entitled to receive as of the effective date of the Change in Control had the Awards been exercised or realized in full immediately before the effective date of the Change in Control; (ii) all outstanding Awards will vest and/or continue to vest in the manner set forth in the applicable Agreement evidencing such Awards; and (iii) appropriate adjustment shall be made in the application of the provisions of all outstanding Awards with respect to the rights and interests thereafter of each Recipient, to the end that the provisions set forth in each Award Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property (including cash) thereafter deliverable under the Award.

9

c.                   Additional Adjustments of Awards.  The Committee shall have the discretion, exercisable without the consent of any Recipient affected thereby if not prohibited by the applicable Agreement, at any time before the effective date of a Change in Control, to take such further action as it determines to be necessary or advisable with respect to Awards.

Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise; paying cash or other consideration in exchange for all or part of such Awards; and lifting restrictions and other modifications.  The Committee may take such actions with respect to all Recipients, to certain categories of Recipients or to only individual Recipients.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such Change in Control that is the reason for such action.  The grant of an Award under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

d.                  Limitation on Change in Control Payments.  Notwithstanding anything in this Plan to the contrary, if, with respect to a Recipient, the acceleration of the vesting of an Award as provided in Section 1.8(c), the payment of cash in exchange for all or part of an Award as provided in Section 1.8(c) or any other adjustment to an Award pursuant to Section 1.8(c) (which acceleration, payment or adjustment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” which such Recipient has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Recipient pursuant to Section 1.8(c) of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Recipient is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Section 280G or Section 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will not be reduced or that the Recipient will have the discretion to determine which “payments” will be reduced), then the limitations of this Section 1.8(d) will not apply, and any “payments” to a Recipient pursuant to Section 1.8(c) of the Plan will be treated as “payments” arising under such separate agreement.

10

1.9    AGREEMENT AND REPRESENTATIONS OF RECIPIENT

As a condition to the grant or exercise of any portion of an Option or receipt of any shares of Common Stock pursuant to a Restricted Stock or Restricted Stock Unit, if the issuance of the Award or of any shares of Common Stock is not registered under the Securities Act or applicable state securities laws, upon the request of the Company, the Recipient must represent and agree that any and all shares of Common Stock purchased or received under an Award will be acquired for investment and not for resale.  The Company may restrict the transfer of the Common Stock so purchased or received and affix a legend to any certificate representing such shares of Common Stock, stating that such shares may not be transferred without an opinion of counsel satisfactory to the Company that the proposed transfer may lawfully be made without registration under the Securities Act and registration, notice or approval under any applicable state securities laws, or such applicable registration(s), notice(s) and approval(s).

ARTICLE II.
OPTIONS

2.1    GRANTING OF OPTIONS

An Option granted pursuant to the Plan shall entitle the Recipient, upon vesting and exercise, to purchase a specified number of shares of Common Stock at a specified price during a specified period.  Subject to the following, Options shall be subject to such terms and conditions as the Committee shall from time to time approve and may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine; provided, that each Option shall be subject to the following requirements in addition to the requirements set forth in this Article II :

a.                   Type of Option.  Each Option shall be identified in the Agreement pursuant to which it is granted as an Incentive Stock Option or a Non‑Statutory Option, as the case may be.

b.                  Number of Shares Subject to Option.  Each Agreement for an Option granted under this Plan shall identify the number of shares of Common Stock to which the Option to purchase is being given to Recipient under the Option.

c.                   Payment.  The purchase price of the number of shares of Common Stock subject to an Option as to which such Option is being exercised shall be payable in full at the time the Option is exercised.  Payment may be made in cash or by a cashier’s or certified check.  However, in the sole discretion of the Committee, and subject to such terms and conditions as the Committee deems appropriate in its discretion, payment of the exercise price or a portion thereof may be made by surrender to the Company of previously acquired shares of Common Stock or shares of Common Stock issuable upon the exercise of that Option, such shares to be credited against the exercise price based upon the Fair Market Value thereof on the date of exercise, or by a combination of such shares and cash.

11

d.                  Termination of Employment or Other Relationship.  Subject to the discretion of the Committee to determine otherwise at the time of grant of an Option, upon termination of the Recipient’s employment or other relationship with the Company or with an Affiliate for any reason other than the Recipient’s death, all Options held by the Recipient may be exercised to the same extent that the Recipient would have been entitled to exercise such Options at the date of termination and may be exercised within a period of ninety (90) days after the date of termination, but in no case later than the expiration date of each such Option.  Any portion of an Option that is not exercisable at the time of the termination of a Recipient’s employment or other relationship with the Company as described in the foregoing sentence shall automatically terminate.  Notwithstanding the foregoing, if an independent contractor or other non‑employment relationship between the Recipient and the Company or an Affiliate is terminated due to the commencement of an employment relationship with the Company or an Affiliate, this provision shall apply only upon termination of both the independent contractor and employment relationship between the Recipient and the Company or an Affiliate.

e.                   Death of Recipient.  Subject to the discretion of the Committee to determine otherwise at the time of grant of an Option, upon termination of a Recipient’s employment as a result of the death of a Recipient, all Options held by the Recipient may be exercised to the same extent that the Recipient would have been entitled to exercise such Options at the date of death and may be exercised within a period of one hundred eighty (180) days after the date of death, but in no case later than the expiration date of each such Option.  In such event, such Options shall be exercisable only by the executors or administrators of the Recipient or by the person or persons to whom the Recipient’s rights under the Options shall pass by will or the laws of descent and distribution.  Any portion of an Option that is not exercisable at the time of a Recipient’s death shall automatically terminate.

f.                    Written Agreement.  Each Option shall be granted pursuant to a formal written Agreement to be entered into by and between the Company and the Recipient, which Agreement shall be in such form as the Committee deems appropriate.  Multiple Options may be evidenced by a single Agreement.  Subject to the terms and limitations of the Plan, the Committee may, with the consent of the Recipient (when required), amend any such Agreement to modify the terms or conditions governing the Option.

12

2.2    ELIGIBLE RECIPIENTS

Subject to the requirements of Section 2.6 regarding Incentive Stock Options, Options may be issued to any employees of the Company or of any Affiliate, including, among others, employees who are officers and/or members of the Board of Directors of the Company or any Affiliate.  In addition, notwithstanding anything to the contrary contained herein, the Committee may grant Options under the Plan which are Non‑Statutory Options to persons who are, at the time of such grant, employees of the Company or its Affiliates, or to persons who are, at the time of such grant, not employees of the Company but who are members of the Board of Directors of the Company or its Affiliates or persons who are deemed by the Committee to be important to the future success of the Company or its Affiliates, including, but not limited to, directors, employees, consultants, independent contractors or other providers of services to the Company or its Affiliates.  In addition, eligible persons may be selected to receive Options individually or by group category (for example, by pay grade) as the Committee may determine.  A person who has been granted an Option under the Plan or under any other plan of the Company or its Affiliates may be granted additional Options if the Committee shall so determine.  Except to the extent otherwise provided in the Agreement evidencing an Option, the granting of an Option under this Plan shall not affect any outstanding Options previously granted under this Plan or under any other plan of the Company or any Affiliate.

2.3    EXERCISE OF OPTIONS

An Option can be exercised only in the manner provided in this Section 2.3.  The Recipients of the Option or other proper parties shall deliver written notice of exercise to the Company at its principal office within the Option period, stating the number of shares of Common Stock as to which the Option is being exercised and accompanied by payment in full of the exercise price for all shares designated in the notice.  If required by the Company, such notice shall further contain a representation that such shares are being acquired for investment and not for resale.  As provided in the Agreement setting forth the terms of the Option being exercised, the exercise price shall be paid in cash or by certified or cashier’s check or by the delivery of previously acquired shares of Common Stock or shares of Common Stock issuable upon exercise of such Option.  The Company shall then cause a certificate or certificates for such Common Stock to be delivered to the Recipient or other proper parties within a reasonable period.

2.4    SECTION 83(b) ELECTION

The Company recognizes that certain persons who receive Options may be subject to restrictions regarding their right to trade shares of Common Stock under Section 16(b) of the Exchange Act.  Such restrictions may cause Recipients not to be taxable when they exercise their Options.  However, it may be more beneficial to a Recipient to be taxed upon exercise of an Option as opposed to when trading restrictions lapse.  Accordingly, Recipients exercising such Options may consider making an election to be taxed upon exercise of the Option under Section 83(b) of the Code.  If requested, the Company shall provide reasonable assistance to such Recipients to effect a Section 83(b) election.

13

2.5    TRANSFERABILITY

Subject to the requirements of Section 2.6 regarding Incentive Stock Options and to the discretion of the Committee to provide otherwise upon the grant of an Option, Options shall not be transferable other than by will or the laws of descent and distribution, and Options shall be exercisable during a Recipient’s lifetime only by such Recipient.

2.6    INCENTIVE STOCK OPTIONS

In addition to the foregoing provisions of this Article II, Options that are intended to constitute Incentive Stock Options shall be subject to the following additional provisions of this Section 2.6.

a.                   Eligible Recipients.  Incentive Stock Options may be granted only to persons who are employees of the Company or an Affiliate.

b.                  Exercise Price.  Subject to the provisions of Section 2.6(e), the exercise price of shares of Common Stock that are subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such shares at the time the Option is granted, as determined in good faith by the Committee.

c.                   Limit on Exercisability.  The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable by the Recipient for the first time during any calendar year, under this Plan or any other plan of the Company or any Affiliate, shall not exceed $100,000.  To the extent an Incentive Stock Option exceeds this $100,000 limit, the portion of the Incentive Stock Option in excess of such limit shall be deemed a Non‑Statutory Option.

d.                  Limit on Term.  Subject to the provisions of Section 2.6(e), an Incentive Stock Option shall not be exercisable more than ten (10) years after the date on which it is granted.

e.                   Restrictions for Certain Shareholders.  The purchase price of shares of Common Stock that are subject to an Incentive Stock Option granted to an employee of the Company or any Affiliate who, at the time such Option is granted, owns 10% or more of the total combined voting power of all classes of stock of the Company or of any Affiliate, shall not be less than 110% of the Fair Market Value of such shares on the date such Option is granted, and such Option may not be exercisable more than five (5) years after the date on which it is granted.  For the purposes of this subparagraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee of the Company or any Affiliate.

14

f.                    Incentive Stock Options Not Transferable.  Incentive Stock Options shall not be transferable except by will or the laws of descent and distribution, and Incentive Stock Options shall be exercisable during an Recipient’s lifetime only by such Recipient.

g.                   Effect of Not Meeting Requirements.  Subject to the discretion of the Committee to provide otherwise, if the terms of an Incentive Stock Option do not meet any requirements of this Plan or the Code necessary to be treated as an Incentive Stock Option under the Code, such Option shall not terminate but shall be a Non‑Statutory Option granted under this Plan.

ARTICLE III.
OTHER AWARDS

3.1    GRANT

Awards of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock Grants may be granted either alone or in addition to other Awards granted under the Plan.  The Committee shall determine to whom Restricted Stock and Restricted Stock Units will be granted, the number of shares of Common Stock subject to Awards of Restricted Stock or Restricted Stock Units, the times or other conditions under which such an Award may be subject to forfeiture, and all other conditions of Awards of Restricted Stock or Restricted Stock Units in addition to those contained in Section 3.4 and Section 3.5.  The Committee may also grant Restricted Stock and Restricted Stock Units in which the restrictions lapse upon the attainment of specified Performance Goals over a specified performance period.

3.2    AWARD AGREEMENT

Each Award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock Grants shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which Agreement shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee deems appropriate.  The Recipient of an Award of Restricted Stock or Restricted Stock Units shall not have any rights with respect to such Award unless and until such Recipient has executed an Agreement evidencing the Award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with its applicable terms and conditions.

3.3    STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights to Recipients subject to the terms of the Plan and any applicable Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price that is less than Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.  Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

15

3.4    RESTRICTED STOCK

Awards of Restricted Stock may be granted under the Plan subject to the following terms and conditions:

a.                   Restricted Stock Certificate.  Subject to the last sentence of this Section 3.4, each Recipient of an Award of Restricted Stock shall be issued a certificate in respect of the Common Stock that is Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the Common Stock represented hereby are subject to the terms and conditions (including forfeiture) of the Autoscope Technologies Corporation 2022 Stock Option and Incentive Plan and an Agreement entered into between the registered owner of such Common Stock and the Company. Copies of such Plan and Agreement are on file in the offices of the Company.

The Committee shall require that the certificates evidencing such Common Stock be held in custody by the Company or its designated agent for that purpose until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Recipient shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

b.                  Restriction Period.  Subject to the provisions of this Plan and the applicable Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Recipient shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan.  Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

c.                   Rights as Shareholder.  Except as provided in Sections 3.4(b) and 3.4(d), or as otherwise provided in an applicable Award Agreement, the Recipient shall have, with respect to the Common Stock that is Restricted Stock, all of the rights of a holder of Common Stock of the Company.  The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of any cash dividends to be deferred and, if the Committee so determines, reinvested in additional Common Stock or Restricted Stock (to the extent shares are available under Section 1.5).  Certificates for shares of unrestricted Common Stock shall be delivered to the Recipient promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock and any other conditions to the vesting of the Restricted Stock have been met.

16

d.                  Performance Restrictions.  Notwithstanding Section 3.4(c) above, any Award of Restricted Stock based on the achievement of Performance Goals shall not be considered outstanding for any purpose, and no dividends or other rights of a Shareholder shall attach to such Common Stock until such time as the Performance Goals have been satisfied and the Common Stock is issued to the Recipient without restriction.

e.                   Termination of Employment or Service.  Except to the extent provided in the applicable Award Agreement, upon termination of employment or service of a Recipient for any reason during the Restriction Period, all Common Stock that is Restricted Stock then subject to restriction shall automatically terminate and be forfeited by the Recipient.  The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s Common Stock that is Restricted Stock.

3.5    RESTRICTED STOCK UNITS

The Common Stock that represents Restricted Stock Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

a.                   Vesting.  At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement.  The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class.  If all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 3.5(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

b.                  Shares Upon Vesting.  Upon the vesting of Restricted Stock Units, the Recipient shall be entitled to receive, within 30 days following the date on which such Restricted Stock Units vest, one share of Common Stock for each Restricted Stock Unit that so vests.

c.                   Termination of Employment or Service.  Except to the extent provided in the applicable Award Agreement, upon termination of a Recipient’s employment or service for any reason, all Restricted Stock Units shall automatically terminate and be forfeited by the Recipient.  The Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Recipient’s Restricted Stock Units.

3.6    PERFORMANCE AWARDS

The Committee may grant Performance Awards to Recipients.  A Performance Award granted under the Plan may be payable in cash, in shares of Common Stock, or other Awards (including, without limitation, Restricted Stock). Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee. Subject to the terms of the Plan and any applicable Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards.

17

3.7    OTHER STOCK GRANTS

The Committee may, subject to the terms of the Plan, grant shares of Common Stock to Recipients with or without restrictions thereon as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

3.8    TRANSFERABILITY

Subject to the provisions of this Plan and the Award Agreements, Awards of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock Grant may not be sold, assigned, transferred, pledged or otherwise encumbered during any applicable Restriction Period.

ARTICLE IV.
ADDITIONAL PROVISIONS

4.1    NO RIGHTS AS SHAREHOLDER

No Recipient shall have any rights as a Shareholder of the Company with respect to any Common Stock subject to such Recipient’s Award prior to the date of issuance to such Recipient of a certificate or certificates for such Common Stock or the date on which such issuance is recorded on the Company’s books and records in the case of non‑certificated shares.

4.2    WITHHOLDING

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares or the date on which such issuance is recorded on the Company’s books and records in the case of non‑certificated shares.  Whenever under the Plan payments are to be made in cash, such payments shall include an amount sufficient to satisfy any federal, state, or local withholding tax liability.

18

4.3    RESERVATION OF COMMON STOCK

The Company, during the term of the Plan and all Awards issued under the Plan, will at all times reserve and keep available, and will use its commercially reasonable best efforts to seek or obtain approval from any regulatory body having jurisdiction over the transactions contemplated by this Plan necessary in order to issue and sell, such number of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.4    ISSUANCE OF SHARES OF COMMON STOCK

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under an Award granted under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s legal counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.  The Company shall be under no obligation to any Recipient to register for offering or resale or to qualify for an exemption from registration under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Awards, shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.  The Company may issue stock certificates evidencing shares of Common Stock with such legends and subject to such restrictions on transfer and stop transfer instructions as legal counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws.  The Company may also require such other action or agreement by the Recipients as may from time to time be necessary to comply with applicable securities laws.

4.5    INCOME TAX TREATMENT

Government jurisdiction, income reporting and tax withholding requirements will be complied with by the Company whenever Awards are granted or exercised and any income tax payment, and any income tax prepayment requirements (including any tax withholding requirements imposed upon the Company) will be effectively borne by the Recipient.  BECAUSE FEDERAL INCOME TAX LAW IS SUBJECT TO CHANGE AND INCOME TAX LAWS VARY FROM STATE TO STATE, THE COMPANY STRONGLY RECOMMENDS THAT RECIPIENTS CONSULT WITH THEIR INDIVIDUAL TAX ADVISORS PRIOR TO EXERCISING AN OPTION OR ANY OTHER AWARD.

4.6    EXCEPTIONS TO TERMINATION OF EMPLOYMENT

Whether military, government or other service or other leave of absence shall constitute a termination of employment or other relationship with the Company shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive and binding on all Recipients.  A termination of employment or other relationship with the Company shall not occur where the Recipient transfers from the Company to one of its Affiliates or transfers from an Affiliate to the Company or another Affiliate.

19

4.7    OTHER BENEFITS AND COMPENSATION PROGRAMS

Payments and other benefits received by a Recipient under an Award shall not be deemed a part of a Recipient’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

4.8    INTERNATIONAL RECIPIENTS

With respect to Recipients who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures or sub‑plans with respect to such Recipients as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws or obtain more favorable tax or other treatment for a Recipient, the Company or an Affiliate; provided, however, that no such changes shall apply to the Awards to Recipients who may be “covered employees” under Section 162(m) of the Code or any successor thereto unless consistent with the provisions thereof.

4.9    NO RIGHT TO CONTINUED EMPLOYMENT, SERVICE AS A DIRECTOR OR AWARDS

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Recipient and shall not lessen or affect the Company’s or the Affiliate’s right to terminate the employment of such Recipient.  Nothing in the Plan will interfere with or limit in any way the right of the Company, the Board or the Shareholders to terminate the directorship of any Director at any time, nor confer upon any Director any right to continue to serve as a member of the Board.  No Recipient or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Recipients or holders or beneficiaries of Awards.

4.10    EXPENSES OF PLAN

The expenses of administering this Plan shall be borne by the Company and its Affiliates.

4.11    RELIANCE ON REPORTS

Each Director or of a committee of the Board, including the Committee, shall be fully justified in relying or acting in good faith upon any report made by the independent registered public accounting firm of the Company and its Affiliates and upon any other information furnished in connection with this Plan by any person or persons other than such member.  In no event shall any person who is or shall have been a Director or of a committee of the Board, including the Committee, be liable for any determination made or other action taken or omitted in reliance upon any such report or information, or for any action taken or omitted, including the furnishing of information, in good faith.

20

4.12    STOCK CERTIFICATES

To the extent this Plan or any applicable Agreement provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the Company may issue such shares on a non‑certificated basis to the extent it reasonably can do so in compliance with the restrictions set forth in this Plan and the applicable Agreement and to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market on which such shares are traded.

4.13    GENERAL RESTRICTIONS

Each Award granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Board or Committee, the listing, registration, or qualification of any shares of Common Stock related thereto upon any securities exchange or under any state or federal law, the consent or approval of any regulatory body, or an agreement by the Recipient with respect to the disposition of any such shares, is necessary or desirable as a condition of the issuance or sale of such shares, such Award shall not be exercised or shares of Common Stock granted without restriction and/or such shares of Common Stock shall not be sold unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Board or Committee.

4.14    SUCCESSORS AND ASSIGNS

This Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Recipients, and Agreements entered into in accordance with the Plan shall be binding upon the heirs, successors and assigns of the Company and the Recipients.

4.15    SEVERABILITY

If any provision of the Plan or any Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and such Plan or Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

4.16    MINNESOTA LAW

The validity, construction, interpretation, administration and effect of the Plan; any rules, regulations and actions relating to the Plan; and the Agreements evidencing Awards granted under the Plan, will be governed by and construed exclusively in accordance with the laws of the State of Minnesota without regard to its choice of law provisions.

21

4.17    NO TRUST OR FUND

The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies, other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Recipient, and no Recipient shall have any rights that are greater than those of a general unsecured creditor of the Company.

4.18    APPLICATION OF CODE SECTION 409A

Notwithstanding anything herein to the contrary, this Plan and each Agreement issued under the Plan is intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Code Section 409A and the final Treasury Regulations promulgated thereunder (the “Final Treasury Regulations” and together with Section 409A of the Code, “Section 409A”), or shall comply with the requirements of Section 409A, and, accordingly, to the maximum extent permitted, this Plan and each Agreement shall be interpreted to be exempt from or in compliance with Section 409A.  If and to the extent that any provision of an Award is required to comply with Section 409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of an Award as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Recipient, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of amounts owed to the Recipient being retroactively included in the taxable income of the Recipient for any prior taxable year.

I hereby certify that this Plan was adopted by the Board of Directors of the Company effective February 17, 2022 (the “Effective Date”), revised by the Board of Directors of the Company effective May 2, 2022, and approved by the Shareholders of the Company on May 10, 2022, with such Plan to be effective on the Effective Date.

AUTOSCOPE TECHNOLOGIES CORPORATION

By:	/s/ Frank G. Hallowell
Its:	Chief Financial Officer

22